SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 9, 2010
FSI International, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-17276	41-1223238

(State or other jurisdiction) of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3455 Lyman Boulevard
Chaska, Minnesota	55318

(Address of principal executive offices)	(Zip Code)
Telephone Number: (952) 448-5440

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On June 9, 2010, FSI International, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Craig-Hallum Capital Group, LLC, as manager of the underwriters identified in Schedule I thereto (the “Underwriters”). Pursuant to the Purchase Agreement, the Company has agreed to sell and the Underwriters have agreed to purchase for resale to the public, subject to the terms and conditions expressed therein, 5,400,000 shares of the Company’s common stock at a price to the public of $3.05 per share, less an underwriting discount of $.183 per share. In addition, the Underwriters have an option to purchase up to an additional 810,000 shares of the Company’s common stock on the same terms for 30 days from the date of the Purchase Agreement, solely to cover over-allotments. The offering is expected to close on June 14, 2010, subject to customary closing conditions.
The above description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.
The common stock to be sold pursuant to the Purchase Agreement was registered pursuant to an effective shelf Registration Statement on Form S-3 (File No. 333-165785) that the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which became effective on April 12, 2010.
Faegre & Benson LLP, counsel to the Company, has issued an opinion to the Company, dated June 9, 2010, regarding the legality of the issuance and sale of the shares of common stock of the Company in the offering A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits
1.1	Purchase Agreement, dated June 9, 2010, by and between FSI International, Inc. and Craig-Hallum Capital Group LLC, as manager for the underwriters identified in Schedule I thereto

5.1	Opinion of Faegre & Benson LLP

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5.1 above)
*[Signature Page to Follow]*

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FSI INTERNATIONAL, INC.
By	/s/ Patricia M. Hollister
Patricia M. Hollister
Chief Financial Officer

Date: June 9, 2010

Index to Exhibits

Exhibit No.	Description	Method of Filing

1.1	Purchase Agreement, dated June 9, 2010, by and between FSI International, Inc. and Craig-Hallum Capital Group LLC, as manager for the underwriters identified in Schedule I thereto	Electronic Transmission

5.1	Opinion of Faegre & Benson LLP	Electronic Transmission

23.1	Consent of Faegre & Benson LLP (included in Exhibit 5.1 above)	Electronic Transmission